Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We consent to the use of this Amendment No. 1 to the Registration Statement No. 333-159460 of our report dated May 22, 2009, except for Note 4, as to which the date is June 23, 2009, relating to the balance sheet of PennyMac Mortgage Investment Trust, appearing in the Prospectus, which is part of such Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 23, 2009